UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2021

TRINET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-36373	95-3359658
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Park Place, Suite 600
Dublin,	CA		94568
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.000025 per share	TNET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of Ralph A. Clark as Director
On March 16, 2021, the Board of Directors (the “Board”) of TriNet Group, Inc. (the “Company”) approved an increase in the size of the Board from eleven to twelve members and appointed Ralph A. Clark as a director to fill the vacancy created by the increase. Effective March 16, 2021, Mr. Clark will serve as a Class I Director, and as such will serve until the Company’s 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his services cease sooner in the event of his earlier death, resignation, or removal. The Board has not appointed Mr. Clark to any committees of the Board.
There is no arrangement or understanding between Mr. Clark, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Clark was selected as a director. Mr. Clark is the CEO and President of ShotSpotter, Inc. (“ShotSpotter”), a customer of the Company since 2007. In 2020, ShotSpotter paid the Company $2,388,285, including certain worksite employee related pass-through amounts. In connection with Mr. Clark’s appointment, the Audit Committee was briefed on these transactions in accordance with the Company’s policies. Pursuant to the terms of the Company’s existing contractual arrangements with ShotSpotter, in 2021 the Company expects ShotSpotter to make payments to the Company that will be considered related party transactions under the Company's Related Person Transaction Policy and Item 404 of Regulation S-K. The Audit Committee will review future payments from and transactions involving ShotSpotter in accordance with the Company’s policies and applicable law. The Board determined that Mr. Clark is independent within the meaning of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and the listing standards of the New York Stock Exchange.
Mr. Clark will receive compensation for his service on the Board in accordance with the Board’s Amended and Restated Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), as described in the definitive proxy statement for the Company’s 2020 annual meeting of stockholders, filed with the SEC on April 23, 2020. The Non-Employee Director Compensation Policy was most recently amended June 3, 2020, as disclosed in the Company's SEC filings.
Mr. Clark is expected to enter into the Company’s standard form of indemnification agreement.
A copy of the press release announcing Mr. Clark’s appointment to the Board is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1*	Press Release, dated March 18, 2021, entitled "TriNet Announces Appointment of Ralph Clark, President and Chief Executive Officer of ShotSpotter, to its Board of Directors"
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)
*    Furnished herewith

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated March 18, 2021, entitled "TriNet Announces Appointment of Ralph Clark, President and Chief Executive Officer of ShotSpotter, to its Board of Directors"
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.
Date:	March 18, 2021	By:	/s/ Samantha Wellington
Samantha Wellington
Senior Vice President, Chief Legal Officer and Secretary